Exhibit 99.8(f)(7)

Amendment No. 7 to

Administrative Services Agreement

Franklin Templeton Services, LLC

Pacific Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the “Fund Administrator”) and Pacific Life Insurance Company (the “Company”).

WHEREAS, the Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of March 17, 2008, as may be amended from time to time (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”) listed on the Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding certain new Funds and variable life or variable annuity insurance contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1.         Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of August 18, 2020.

FRANKLIN TEMPLETON SERVICES, LLC	PACIFIC LIFE INSURANCE COMPANY

By: /s/ Laura Fergerson	By: /s/ Sharon Campbell
Name: Laura Fergerson	Name: Sharon Campbell
Title: President	Title: Assistant Vice President

Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts.  The payment will be computed and paid in the manner described more completely in the Agreement.

#	Separate Account/ Registration No.	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee
1.	Pacific COLI Separate Account (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2	0.20%	May 1, 2010
		Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2012
2.	Pacific COLI Separate Account II (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2	0.20%	May 1, 2010
		Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2012
3.	Pacific COLI Separate Account III (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2	0.20%	May 1, 2010
		Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2012
4.	Pacific COLI Separate Account IV (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2	0.20%	May 1, 2010
		Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2012
5.	Pacific COLI Separate Account V (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2	0.20%	May 1, 2010
		Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2012
6.	Pacific Select Exec Separate Account of Pacific Life Insurance Company (811-05563) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2	0.20%	May 1, 2010
		Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2012

#	Separate Account/ Registration No.	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee
	Pacific Select Exec Separate Account of Pacific Life Insurance Company (811-05563) (continued)	Templeton Foreign VIP Fund – Class 1 Templeton Global Bond VIP Fund – Class 1	0.20%	May 1, 2019
7.	Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company (811-05980) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Franklin Founding Funds Allocation VIP Fund – Class 4	0.20%	May 1, 2010
		Franklin Rising Dividends VIP Fund - Class 2 Mutual Global Discovery VIP Fund – Class 2 Templeton Global Bond VIP Fund - Class 2	0.20%	January 1, 2013
		Franklin Income Fund – Class 2	0.20%	May 1, 2015
8.	Separate Account A of Pacific Life Insurance Company (811-08946) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Franklin Founding Funds Allocation VIP Fund – Class 4	0.20%	May 1, 2010
		Franklin Mutual Global Discovery VIP Fund – Class 2 Templeton Global Bond VIP Fund - Class 2 Franklin Founding Funds Allocation VIP Fund – Class 2	0.20%	May 1, 2010
		Franklin Rising Dividends VIP Fund - Class 2	0.20%	January 1, 2013
		Franklin Income VIP Fund – Class 2	0.20%	May 1, 2015
		Franklin Income VIP Fund - Class 1 Franklin Mutual Shares VIP Fund – Class 1 Franklin Rising Dividends VIP Fund – Class 1 Franklin Small Cap Value VIP Fund – Class 1 Franklin Small-Mid Cap Growth VIP Fund – Class 1 Franklin Strategic Income VIP Fund – Class 1 Templeton Foreign VIP Fund – Class 1 Templeton Global Bond VIP Fund – Class 1	0.20%	July 31, 2020
9.	Separate Account I of Pacific Life Insurance Company (Unregistered)	Templeton Global Bond VIP Fund – Class 2	0.20%	May 1, 2010

#	Separate Account/ Registration No.	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee
	Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2012
10.	Pacific COLI Separate Account VI (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2 Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2014
11.	Pacific COLI Separate Account X (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2 Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2014
	Pacific COLI Separate Account X (Unregistered) (Continued)	Templeton Foreign VIP Fund – Class 1 Templeton Global Bond VIP Fund – Class 1	0.20%	May 1, 2019
12.	Pacific COLI Separate Account XI (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2 Templeton Foreign VIP Fund – Class 2	0.20%	May 1, 2014
		Templeton Foreign VIP Fund – Class 1 Templeton Global Bond VIP Fund – Class 1	0.20%	May 1, 2019